EXHIBIT C

                         RICH EARTH, INC AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                                 JANUARY 1, 2000






ASSETS

CURRENT ASSETS

Cash. . . . . . . . . . . . . . . . . . . .  $   717,854
Accounts receivable . . . . . . . . . . . .      806,489
Prepaid expenses. . . . . . . . . . . . . .        3,443
                                             ------------
  Total Current Assets. . . . . . . . . . .    1,527,786
                                             ------------

EQUIPMENT - net of accumulated depreciation    4,888,689
                                             ------------

                                             $ 6,416,475
                                             ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES

  Accounts payable. . . . . . . . . . . . .  $ 2,689,444
                                             ------------
     Total Current Liabilities. . . . . . .    2,689,444
                                             ------------


OTHER LIABILITIES . . . . . . . . . . . . .    5,505,158
                                             ------------

STOCKHOLDER'S DEFICIENCY. . . . . . . . . .   (1,778,127)
                                             ------------

                                             $ 6,416,475
                                             ------------








                  See the Company's 10KSB for December 31, 2000

                         RICH EARTH, INC AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 FOR THE YEARS ENDED DECEMBER 31, 1999, AND 1998
                              (STATED IN THOUSANDS)


                             Dec 31,    Dec 31,
                              1999      1998
                            ---------  -------
REVENUES . . . . . . . . .  $ 27,474   $4,046

COST OF TELECOMMUNICATIONS    26,587   $3,370
                            ---------  -------

GROSS PROFIT . . . . . . .       887      676

EXPENSES . . . . . . . . .     2,618      866
                            ---------  -------

NET LOSS . . . . . . . . .  $ (1,731)  $ (190)
                            ---------  -------








                 See the Company's 10KSB for December 31, 2000.